PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                             SOVEREIGN BANCORP, INC.
        _________________________________________________________________
                 (Name of Registrant as Specified in its Charter)


        _________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)


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

                                      LOGO

March 15, 1996

Dear Shareholder:

     Sovereign Bancorp's Annual Meeting of Shareholders will be held on Thursday, April 18, 1996, at 10:00 a.m. in the Baron Room of The Sheraton Berkshire Inn, Route 422 West, Papermill Road Exit, Wyomissing, Pennsylvania. For your convenience, directions to The Sheraton Berkshire Inn are included on the back cover of this Proxy Statement.

     Sovereign's Board of Directors believes that it is important for Sovereign's shareholders to participate personally in the process by which Sovereign's directors are elected. The election of diligent, active, involved and responsible directors is the linchpin of corporate governance at Sovereign. Sovereign's Board actively chooses, directs and compensates Sovereign's senior management, establishes programs to oversee Sovereign's compliance with laws and reviews corporate plans, policies and commitments with a view to representing all of Sovereign's stakeholders, including its shareholders, customers, team members and the communities Sovereign serves.

     THE NOTICE AND PROXY STATEMENT, WHICH ARE CONTAINED IN THE FOLLOWING PAGES, DESCRIBE THE BUSINESS TO BE CONDUCTED AT THE MEETING. PROPOSALS 1, 2, 3 AND 4 TO BE ACTED ON AT THE MEETING HAVE BEEN UNANIMOUSLY APPROVED AND RECOMMENDED BY SOVEREIGN'S BOARD OF DIRECTORS. WE URGE YOU TO READ CAREFULLY THE DESCRIPTION OF THE PROPOSALS AND TO VOTE FOR THEIR ADOPTION. PROPOSAL 5 TO BE ACTED ON AT THE MEETING IS A SHAREHOLDER PROPOSAL AND SOVEREIGN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     If you cannot attend the Meeting, your shares should still be represented at the Meeting. We urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. Please return the enclosed ticket if you intend to be present at the meeting.

     We urge you to participate in the Meeting in person or by proxy. Thank you very much for your continued interest in Sovereign.

                                          Sincerely,

                                          [ SIGNATURE ]

                                          Richard E. Mohn
                                          Chairman of the Board

                                          [ SIGNATURE ]

                                          Jay S. Sidhu
                                          President and Chief Executive Officer

                                    [ LOGO ]

                            ------------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 1996

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the 'Meeting') of Sovereign Bancorp, Inc. ('Sovereign') will be held on April 18, 1996, at 10:00 a.m. (Eastern Time) at The Sheraton Berkshire Inn, Wyomissing, Pennsylvania, for the following purposes:

          (1) To elect three (3) Class III directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

          (2) To act upon the Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan (the 'Compensation Plan');

          (3) To act upon the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the '1996 Stock Option Plan');

          (4) To ratify the appointment by Sovereign's Board of Directors of Ernst & Young LLP as Sovereign's independent auditors for the fiscal year ending December 31, 1996;

          (5) To consider a shareholder proposal to change independent certified public accountants; and

          (6) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on March 4, 1996, are entitled to notice of, and to vote at the Meeting.

     WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [ SIGNATURE ]

                                          LAWRENCE M. THOMPSON, JR.
                                          SECRETARY
Wyomissing, Pennsylvania
March 15, 1996

                            SOVEREIGN BANCORP, INC.
                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610
                                 (610) 320-8400

                      ------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1996

                      ------------------------------------

                              GENERAL INFORMATION

     SOLICITATION OF PROXIES. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sovereign Bancorp, Inc. ('Sovereign'), parent company of Sovereign Bank, a Federal Savings Bank ('Sovereign Bank') and Colonial Bank for Savings, a Federal Savings Bank ('Colonial Bank'), for use at Sovereign's annual meeting of shareholders to be held April 18, 1996, or any adjournment thereof (the 'Meeting'). The Proxy Statement and the accompanying proxy are first being mailed to shareholders of Sovereign on or about March 15, 1996. The expense of soliciting proxies will be borne by Sovereign. It is expected that the solicitation of proxies will be made primarily by mail. Sovereign's directors, officers and team members may also solicit proxies personally, by telephone and by telegraph. In addition, Sovereign has retained Georgeson & Company Inc. to assist with the solicitation of proxies at an estimated cost of $5,500 plus reasonable out-of-pocket expenses.

     VOTING AND REVOCATION OF PROXIES. The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy bearing a later date to the Secretary of Sovereign, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 4, 1996 (the 'Record Date'), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 47,835,620 shares of Sovereign's common stock outstanding, each of which will be entitled to one vote at the Meeting.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted 'FOR' the election, as directors, of the Board of Directors' nominees; 'FOR' the approval of the Compensation Plan; 'FOR' the approval of the 1996 Stock Option Plan; 'FOR' the ratification of Ernst & Young LLP as Sovereign's independent auditors for 1996 and 'AGAINST' the shareholder proposal. Signed proxies will be voted 'FOR' or 'AGAINST' any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders.

     QUORUM. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining a quorum at the Meeting.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                       SOVEREIGN'S GOVERNANCE PROCEDURES
                    AND COMMITTEES OF THE BOARD OF DIRECTORS

     Sovereign's Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also provide that the Board shall be divided into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. The Board presently consists of eight members.

     Consistent with what it perceives to be good principles of corporate governance, Sovereign's historic practice has been to require that the preponderance of its Board consists of outside, non-employee directors, presently six in number, and to delegate important policy making and oversight functions to committees which also consist predominantly of outside directors. A description of the committees which possess significant corporate governance responsibilities is set forth below.

     o Sovereign's Audit Committee consists of six directors, all of whom are outside directors. Sovereign's Audit Committee serves as the principal liaison among the Board of Directors, Sovereign's independent certified public accountants and Sovereign's internal audit function. It is responsible, among other things, for reporting to Sovereign's Board on the results of the annual audit. The Committee reviews and evaluates the scope of the audit, accounting policies and reporting practices, internal auditing, internal controls, security procedures and other matters considered appropriate. The Committee also reviews the performance of Sovereign's independent certified public accountants in connection with their audit of Sovereign's financial statements. Importantly, from a corporate governance perspective, the Committee also regularly evaluates their independence from Sovereign and Sovereign's management. Depending on the nature of matters under review, the outside auditors, and such officers and other team members, as necessary, attend all or part of the meetings of the Committee. Sovereign's Audit Committee met twice during 1995.

     o Sovereign's Nominating Committee consists of five directors, all of whom are outside directors. Sovereign's by-laws provide for both shareholder and Board nomination of director candidates. The Committee has the important task of taking the first step toward assuring good corporate governance by identifying, reviewing and recommending, to the full Board, potential nominees for submission to Sovereign's shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess (i) the highest personal and professional ethics, integrity and values; (ii) sufficient education and breadth of experience to understand, evaluate and suggest solutions to the many problems facing financial institutions in an increasingly competitive environment; (iii) a reasoned and balanced commitment to Sovereign's social responsibilities; (iv) an interest in and the availability of time to be involved in Sovereign's affairs over a sustained period; (v) the reputation and stature required to represent Sovereign in the communities Sovereign serves, as well as before Sovereign's shareholders and other stakeholders; (vi) a willingness to objectively appraise management performance in the interest of Sovereign and its stakeholders; (vii) an open mind on all policy issues affecting the overall interests of Sovereign and its stakeholders, and (viii) involvement only in other activities or interests which do not create a conflict, or the appearance of a conflict, with the director's responsibilities to Sovereign and its stakeholders. The Committee's review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee met two times during 1995.

     o Sovereign's Ethics Committee, which Sovereign believes to be one of the few such Board committees in the United States, consists of five directors, all but one of whom are outside directors. The Committee monitors, oversees and reviews compliance, by Sovereign's directors, officers and team members with Sovereign's Code of Conduct. Sovereign's Code of Conduct regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates and trading in Sovereign stock by Sovereign affiliates. The Committee function, therefore, is to assure, to the extent practicable, that Sovereign's directors, management, other affiliates and team members act in accordance with the highest standards of professional and ethical conduct. When exercising its authority, the Committee is required to consider Sovereign's mission, vision and values, including the impact of its actions on Sovereign's stakeholders, including Sovereign's shareholders, customers, team members and the communities Sovereign serves. The Committee also is required to periodically review Sovereign's Code of Conduct and to make recommendations to the Board with respect to modification. Sovereign is in the process of expanding the scope of the responsibility of this Committee to specifically include corporate governance matters. The Committee met twice during 1995.

     o Sovereign's Compensation Committee consists of five directors, all of whom are outside directors. This Committee is responsible for the important tasks of appraising the performance of Sovereign's Chief Executive Officer and studying and making recommendations to the Board on compensating and providing incentives to executive management, principally Sovereign's Chief Executive Officer. In addition, the Committee reviews Sovereign's executive compensation structure in an effort to insure that executive compensation (i) is competitive and (ii) is closely linked to Sovereign's financial performance. The committee also attempts to assure, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign's shareholders. This Committee met three times during 1995.

     o Sovereign's Community Reinvestment and Public Responsibility Committee consists of five directors, three of whom are outside directors and two of whom are employee directors. The Committee reviews Sovereign's programs, which strive to meet Sovereign's social responsibilities to the communities which it serves by, among other things, providing credit to all segments of such communities, including low to moderate income individuals. The Committee reviews Sovereign's pursuit of opportunities which contribute to the growth and vitality of these communities while conforming to safe and sound lending practices and to the many laws and regulations which are applicable to financial institutions. The Committee reviews and recommends Sovereign's annual Community Reinvestment Act Plan to the Board and reviews Sovereign Bank's credit programs and results, in an effort to assure that they are socially useful, economically sound and nondiscriminatory. The Committee met once during 1995.

     Sovereign also maintains a number of other important committees, including Sovereign's Merger and Acquisition Committee, Sovereign's Pension Committee, Sovereign's Risk Management Committee, and Sovereign's Executive Committee. Sovereign's Merger and Acquisition Committee, which met twice during 1995, consists of four directors, two of whom are outside directors. The Committee reviews and recommends to Sovereign's Board of Directors candidates for acquisition by Sovereign. Sovereign's Pension Committee, which also met two times during 1995, consists of four directors, two of whom are outside directors. This Committee administers Sovereign's Pension Plan, Employee Stock Ownership Plan, Stock Purchase Plan, 401(k) Retirement Savings Plan and Sovereign's Long Term Deferred Compensation Plan. This Committee also approves Sovereign's investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for Sovereign's retirement plans. Sovereign's Risk Management Committee assesses the major risks which affect Sovereign's earnings, asset quality and operations, as well as interest rate risk. The Committee consists of five directors, four of whom are outside directors. The Risk Management Committee met once during 1995. The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. This Committee consists of five directors, three of whom are outside directors. Because all corporate matters and related actions were considered by the entire Board, the Committee did not meet during 1995.

     Also consistent with the principles of what it perceives to be good corporate governance, Sovereign's Board, working with management, has established a series of practices and procedures to assure a flow of information about Sovereign's business to its directors in an effort to maximize continued active interest, involvement and participation by Board members, as well as diligent and effective Board decision making.

     New Sovereign directors receive materials which include information on Sovereign's vision, mission, values and style, as well as copies of Sovereign's by-laws, policies, procedures and guidelines. They are also provided with an opportunity to meet with Sovereign's management and visit Sovereign's facilities.

     Pre-meeting materials are routinely distributed to Board members in advance of meetings. These materials include in-depth reports on each of Sovereign's critical success factors, including reports on asset quality, cost containment, interest rate and other risks. These materials also include reports for each of Sovereign's divisions, consisting not only of financial data, but also production, sales and marketing data and information on market and industry trends. These materials also include background and write-ups on items coming before the Board. In an effort to be informed, directors also periodically visit sites of new branches and acquisitions, as well as other Sovereign locations germane to the decision making process.

     Senior and executive officers routinely attend at least a portion of every Board meeting and they, and other members of management, frequently brief and seek advice from the Board, not only on items coming before the Board, but also on new products, marketing strategies and human resource initiatives. In order to make the Board more aware, among other things, of investor perceptions of Sovereign, the Board periodically invites professionals and representatives of securities firms to make presentations to the Board. The Board also holds periodic meetings with Sovereign's senior regulators in order for these regulators to make the Board more aware of the changing regulatory environment and industry trends, as well as to discuss their assessment of Sovereign. Board members take these and other opportunities to actively discuss Sovereign specific and industry specific information and trends with these officers and other visitors.

     Sovereign's Board meets once or twice each year, over a two-day period, with Sovereign's executive management team to review Sovereign's business plans, discuss corporate strategy and evaluate Sovereign's strengths, weaknesses, opportunities and threats, as well as to review Sovereign's progress against Sovereign's vision, mission, values and critical success factors.

     Sovereign's Board also extensively studies, at least once a year, all of Sovereign's strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals. Sovereign has pursued this policy for the past three years and expects to continue it in the future, particularly in light of rapidly changing competitive conditions. Investment banking firms are usually asked to provide material for and/or to make presentations to or otherwise assist the Board at these sessions.

     In addition, Sovereign's Board has identified the following areas of Board and Board Committee involvement and responsibility as its principal areas of focus in its effort to enhance good corporate governance and to represent Sovereign's stakeholders effectively:

     1. Ongoing active and participatory review of Sovereign's strategic plan and its long range goals and of Sovereign's performance against such plan and goals, and the evaluation of the desirability, as appropriate, of modifications to such plans and goals;

     2. Monitoring and review of Sovereign's activities which may pose significant risks to Sovereign and of Sovereign's programs to respond to and contain such risks;

     3. Ongoing review and monitoring of Sovereign's progress in achieving its critical success factors, including assessment of the development of Sovereign's key team members;

     4. Periodic, independent and objective review of the performance of the Chief Executive Officer and other members of executive management and their compensation relative to such performance;

     5. Ongoing review of Sovereign's adherence to its corporate 'Mission,' 'Vision' and 'Values,' which include Sovereign's articulation of its responsibilities to its stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves;

     6. Periodic study, using outside resources, of all of Sovereign's strategic alternatives, including sale, continuing its current strategy, or engaging in a merger of equals;

     7. Ongoing review of, and compliance with, Sovereign's policies and procedures, particularly its Code of Conduct, and other policies designed to assure compliance by Sovereign with law and regulation;

     8. Review of the selection process for nominees for election to Sovereign's Board and the overall quality, interest, diligence, participation and contribution of its members; and

     9. The availability, dissemination and explanation of the information which the Board and management believe is needed for the Board to perform its duties diligently and effectively in the interest of Sovereign's stakeholders.

     The Board met fourteen times during 1995. Each director attended at least 75% of the total number of meetings of the Board and its Committees on which the director served.

     In addition to consisting principally of outside directors, Sovereign's Board occasionally meets without its management directors where appropriate to maintain independence. It also otherwise acts in an independent manner and considers itself to be interested, diligent, actively involved in Sovereign's affairs and otherwise dedicated to principles of good corporate governance.

                             ELECTION OF DIRECTORS

     Sovereign's Board of Directors consists of eight members and is divided into three classes: Class I directors, whose term expires in 1997; Class II directors, whose term expires in 1998; and Class III directors, whose present term expires in 1996, at the 1996 annual meeting of shareholders to which this proxy statement relates, and, if and when elected at the 1996 annual meeting of shareholders, whose term will expire in 1999.

     During 1995 and early 1996, directors Frederick J. Jaindl and Lawrence W. O'Neill resigned, and director Samuel R. Willard, Jr. retired, as members of Sovereign's Board of Directors, thereby creating two vacancies in Class III of Sovereign's Board of Directors and one vacancy in Class II. In order to comply with applicable law and provisions of Sovereign's Articles of Incorporation which require that Class I, Class II and Class III be as equal in number as possible, the Board of Directors appointed (i) Rhoda S. Oberholtzer, a director of Sovereign Bank, to complete the unexpired term of director Jaindl as a Class II director and (ii) Jay S. Sidhu and Richard E. Mohn, then existing Class I Directors, to complete the unexpired terms of Messrs. O'Neill and Willard, respectively, as Class III directors. Mr. Mohn was also appointed Chairman of Sovereign.

     The Board of Directors has unanimously nominated G. Arthur Weaver, Richard
E. Mohn and Jay S. Sidhu for election as Class III directors of Sovereign. Each of the nominees has consented to being named in this proxy statement and to serve, if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

     The three nominees who receive the highest number of votes cast at the Meeting will be elected Class III directors. Abstentions and broker non-votes, although counted for the purpose of determining whether a quorum is present at the Meeting, will not constitute or be counted as 'votes' cast at the Meeting. Shares represented by properly executed proxies in the accompanying form will be voted for the Class III nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     The following table sets forth certain information concerning the nominees for election as Class III directors of Sovereign, the continuing Class I and Class II directors of Sovereign, each named executive officer of Sovereign set forth in the compensation tables beginning on page 11, and all Sovereign directors and executive officers as a group, including their ownership of shares of common stock of Sovereign as of March 4, 1996. Unless otherwise indicated in a footnote, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under the Sovereign Bancorp, Inc. Stock Option Plan (the '1986 Stock Option Plan') or the Sovereign Bancorp, Inc. 1993 Stock Option Plan (the '1993 Stock Option Plan').

                                                                                        AMOUNT AND
                                                                                         NATURE OF       PERCENT
                                                                          DIRECTOR      BENEFICIAL      OF COMMON
                                NAME                            AGE         SINCE      OWNERSHIP(1)       STOCK
------------------------------------------------------------    ---      -----------  ---------------  -----------
NOMINEES AS CLASS III DIRECTORS
TO SERVE UNTIL 1999

G. Arthur Weaver............................................      63         1971          74,459(2)       .16%
Richard E. Mohn.............................................      65         1981         330,948(3)       .69%
Jay S. Sidhu................................................      44         1987       1,278,438(4)      2.67%

CONTINUING AS CLASS II DIRECTORS
TO SERVE UNTIL 1998

Rhoda S. Oberholtzer........................................      65         1979          20,878(5)       .04%
Howard D. Mackey............................................      69         1973         183,583(6)       .38%
Daniel K. Rothermel.........................................      57         1976          28,170(7)       .06%

CONTINUING CLASS I DIRECTORS
TO SERVE UNTIL 1997

Patrick J. Petrone..........................................      66         1987         208,088(8)       .44%
Theodore Ziaylek, Jr........................................      73         1979         275,265(9)       .58%

EXECUTIVE OFFICERS

Karl D. Gerhart.............................................      42          N/A        315,109(10)       .66%
Lawrence M. Thompson, Jr....................................      42          N/A        193,685(11)       .40%
All Sovereign Directors and executive officers as a
  group (11 persons)........................................                           2,936,812(12)      6.14%

------------------

 (1) The table reflects data supplied by each director and executive officer. The table also has been adjusted to reflect a 5% stock dividend declared on December 20, 1995, and payable February 15, 1996, to shareholders of record on February 1, 1996. The table also reflects shares of Sovereign stock held by the trustee of Sovereign's Employee Stock Ownership Plan which have been allocated to the accounts of Mr. Sidhu, Mr. Petrone and the other executive officers identified in the table and executive officers as a group. The table does not reflect shares issuable under Sovereign's Non-Employee Compensation Plan proposed for adoption at the Meeting.

 (2) Mr. Weaver holds shared voting and investment power over 14,435 shares.

 (3) Mr. Mohn holds shared voting and investment power over 37,948 shares.

 (4) Mr. Sidhu holds shared voting and investment power over 669,132 shares. Shares and percent include 461,883 shares subject to options, 114,468 shares held by Mr. Sidhu's wife and 19,755 shares held by Sovereign's 401(k) Retirement Savings Plan which are allocated to Mr. Sidhu's account. Shares and percent include 9,682 shares purchased and held by the Sovereign Employee Stock Ownership Plan (the 'Sovereign ESOP') which are allocated to Mr. Sidhu's account and over which he exercises voting power.

 (5) Shares and percent include 348 shares held by Mrs. Oberholtzer's spouse.

 (6) Shares and percent include 7,496 shares held by Mr. Mackey's wife and 24,123 shares subject to options granted pursuant to the Charter FSB Bancorp, Inc. Stock Option Plan (the 'Charter Stock Option Plan'), which plan was assumed by Sovereign in connection with Sovereign's acquisition of Charter FSB Bancorp, Inc. ('Charter') and Charter Federal Savings Bank ('Charter Federal') in November, 1994. Time in service includes years Mr. Mackey served as a director of Sovereign's and Sovereign Bank's predecessor institutions.

 (7) Shares and percent include 826 shares held by Mr. Rothermel's wife with respect to which Mr. Rothermel disclaims beneficial ownership.

 (8) Mr. Petrone holds shared voting and investment power over 49,980 shares. Shares and percent include 103,084 shares subject to options granted pursuant to the Charter FSB Bancorp, Inc. Stock Incentive Plan

     (the 'Charter Incentive Plan'), which plan was assumed by Sovereign in connection with Sovereign's acquisition of Charter in November, 1994. Time in service includes years Mr. Petrone served as director of Sovereign's and Sovereign Bank's predecessor institutions.

 (9) Mr. Ziaylek's shares and percent include 42,905 shares subject to options.

(10) Mr. Gerhart holds shared voting and investment power over 220,572 shares. Mr. Gerhart's shares and percent include 44,100 shares subject to options, and 43,618 shares held by Sovereign's 401(k) Retirement Savings Plan which are allocated to Mr. Gerhart's account. Shares and percent include 6,819 shares purchased and held by the Sovereign ESOP which are allocated to Mr. Gerhart's account and over which he exercises voting power.

(11) Mr. Thompson holds shared voting and investment power over 62,138 shares. Mr. Thompson's shares and percent include 121,072 shares subject to options, and 3,855 shares held by Sovereign's 401(k) Retirement Savings Plan which are allocated to Mr. Thompson's account. Shares and percent include 6,620 shares purchased and held by the Sovereign ESOP which are allocated to Mr. Thompson's account and over which he exercises voting power.

(12) In the aggregate, these persons hold shared voting and investment power over 1,054,205 shares. Shares and percent include 753,067 shares subject to options, and 70,359 shares held by Sovereign's 401(k) Retirement Savings Plan allocated to the executive officers' accounts. Shares and percent include 23,121 shares purchased and held by the Sovereign ESOP which are allocated to participant accounts and over which they exercise voting power.

     The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:

     Howard D. Mackey. Mr. Mackey is retired. Prior to the merger of Charter with and into Sovereign, and the related merger of Charter Federal, Charter's wholly-owned subsidiary, with and into Sovereign Bank, Mr. Mackey served as an outside director since 1973 and as Chairman of the Board of Charter and Charter Federal since 1984. Prior to his retirement in 1986, Mr. Mackey was owner and president of Mackey Funeral Home. Mr. Mackey is a member of Sovereign's Compensation, Nominating and Pension Committees, and serves as Chairman and as a member of Sovereign's Audit Committee.

     Richard E. Mohn. Mr. Mohn became Chairman of the Board of Sovereign Bank in November, 1989, and Chairman of Sovereign in April, 1995. He is Chairman of Cloister Spring Water Company, Lancaster, Pennsylvania, a bottler and distributor of spring water. Mr. Mohn serves as a member of Sovereign's Executive, Compensation, Community Reinvestment and Public Responsibility Committee, Ethics, Merger and Acquisition, Pension and Risk Management Committees and also serves as Chairman and as a member of Sovereign's Nominating Committee.

     Rhoda S. Oberholtzer. Mrs. Oberholtzer is retired. Prior to her retirement she was Floral Manufacturing Manager of Stauffer's of Kissel Hill, Lititz, Pennsylvania. Mrs. Oberholtzer serves on Sovereign's Audit, Community Reinvestment and Public Responsibility, Ethics and Risk Management Committees.

     Patrick J. Petrone. Mr. Petrone is President of the Charter Federal Savings Bank Division of Sovereign Bank. He became Vice Chairman of Sovereign Bank, upon the merger of Charter Federal into Sovereign Bank in 1994. Prior to the merger, he served as President and Chief Executive Officer of Charter and of Charter Federal. Mr. Petrone previously served as President and Chief Executive Officer of Charter since 1990 and President and Chief Executive Officer of Charter Federal since 1989. Mr. Petrone serves on Sovereign's Executive, Ethics, Merger and Acquisition, and Risk Management Committees, and also serves as Chairman and as a member of Sovereign's Community Reinvestment and Public Responsibility.

     Daniel K. Rothermel. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired, in 1989, as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a publicly held specialty steel manufacturer, a position he held for more than ten years. Mr. Rothermel is a member of Sovereign's Audit, Compensation, Merger and Acquisition, Nominating and Pension Committees, and also serves as Chairman and as a member of Sovereign's Executive and Ethics Committees.

     Jay S. Sidhu. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November, 1989, and was named President and Chief Executive Officer of Sovereign Bank in March, 1989. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves as a member of Sovereign's Executive, Community Reinvestment and Public Responsibility, Ethics, Pension and Risk Management Committees, and also serves as Chairman and a member of Sovereign's Merger and Acquisition Committee.

     G. Arthur Weaver. Mr. Weaver is a real estate and insurance executive with the George A. Weaver Company, New Holland, Pennsylvania. Mr. Weaver serves on Sovereign's Executive, Audit, Ethics, Nominating and Risk Management Committees, and also serves as Chairman and a member of Sovereign's Compensation Committee.

     Theodore Ziaylek, Jr. Mr. Ziaylek has served, since 1973, as Chairman of Ziamatic Corp. in Yardley, Pennsylvania, a manufacturer of fire, safety and marine equipment. Mr. Ziaylek serves on Sovereign's Executive, Audit, Compensation and Ethics Committees, and also serves as Chairman of Sovereign's Risk Management Committee.

COMPENSATION PAID TO DIRECTORS

     Sovereign believes that the amount, form and methods used to determine compensation are an important ingredient in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign's affairs, and (ii) more substantially aligning the interests of Sovereign's directors with the interests of Sovereign's stakeholders.

     Employee directors receive no compensation for service as directors of Sovereign. During 1995, Directors of Sovereign who were not employees of Sovereign received $700 for each regular meeting of Sovereign's Board of Directors which they attended and $350 for each special meeting which they attended. No fees were paid for attendance at Board Committee meetings. During 1995, in addition to payment of regular directors' fees for attendance at meetings, the Chairman of the Board of Directors of Sovereign received an annual retainer fee of $15,000. Former Chairman Frederick J. Jaindl, who resigned April 24, 1995, received approximately $3,500.00, of the annual retainer fee and Richard E. Mohn, who was elected Chairman upon former Director Jaindl's resignation, received approximately $11,500.

     Through December 31, 1995, Sovereign maintained the Sovereign Non-employee Directors' Incentive Plan ('NDIP') for its non-employee directors. The NDIP provided for cash compensation to non-employee directors if Sovereign's return on its beginning equity at January 1, 1995, exceeded 15% for the plan year ended December 31, 1995. Because Sovereign reached this goal, each non-employee director, in office on December 31, 1995, received $12,000 in addition to fees for attendance at meetings and the annual retainer, if applicable. These payments were in addition to payment of regular directors' fees for attendance at meetings.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Sovereign Bancorp, Inc.'s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign's mission, which is to be a highly focused, quality driven, market led and results oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign's performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign's shareholders.

     The Compensation Committee evaluates and recommends to the Board of Directors compensation and awards for the Chief Executive Officer. The Chief Executive Officer, Jay S. Sidhu, evaluates and approves compensation and awards for the other executive officers. Such compensation and awards are based upon Sovereign's performance and each individual's performance in meeting personal and team objectives.

COMPENSATION PHILOSOPHY

     The Executive Compensation Program of Sovereign has been designed to:

     o Align the interests of executives with the long-term interests of shareholders through award opportunities which result in ownership of common stock;

     o Motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement; and

     o Support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance.

COMPONENTS OF COMPENSATION

     At present, the Executive Compensation Program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of options to acquire Sovereign stock and employee benefits, which are also significantly stock based. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's absolute compensation from year-to-year. Base salary levels for the executive officers of Sovereign are set below average compared to other companies within its peer group, which consists of other thrifts and thrift holding companies in the $5 billion to $15 billion asset range. The peer group used in determining compensation is different from and broader than the peer group (the three (3) largest Pennsylvania bank holding companies) used in the performance graph (see 'Performance Graph') because, although Sovereign is the fifth (5th) largest financial institution headquartered in Pennsylvania, it is smaller in asset size than all of the companies in the performance graph peer group. Executives can have the opportunity for total cash compensation to exceed the average salary for peer group companies upon Sovereign's achievement of predetermined financial goals and objectives set by the Compensation Committee and the Board of Directors. The intent is to have incentive compensation tied to performance results.

     The Chief Executive Officer's base salary increased in January 1996 from $195,000 to $245,000, the first base salary increase granted to the Chief Executive Officer since July, 1992. The Compensation Committee based the Chief Executive Officer's base salary in 1994 and 1995 on a variety of factors, including the salaries of the chief executive officers of comparable companies in the financial services industry to which it compares its financial results. The salary increase granted to the Chief Executive Officer in 1996 was not based on any mathematical formula and did not directly relate to any quantitative factors. The increase was determined in the Compensation Committee's sole discretion after its consideration of competitive data, the Board of Directors' assessment of his performance during 1994 and 1995 and recognition of Sovereign's performance, which for 1994 and 1995 was generally above its peer group in terms of return on equity, net income and growth in assets through mergers and acquisitions. The other named executive officers were granted salary increases each year based on individual performance, contributions to Sovereign and level of responsibility.

SHORT-TERM INCENTIVE COMPENSATION

     Incentive compensation awards in 1996 were based on a review of Sovereign's 1995 performance. This review included an assessment of Sovereign's results of operations for 1995 and of how Sovereign met and exceeded financial goals, set in early 1995, for return on equity, earnings and capital levels for 1995. The goals reflected the Board of Directors' determination of the appropriate goals for a growth oriented company. No bonuses would have been paid to executive management if Sovereign's return on beginning equity at January 1, 1995, was less than 15% for the year ended December 31, 1995. Pursuant to a formula recommended by the Compensation Committee and approved by the Board early in 1995, if Sovereign's return on beginning equity was 15% or better for 1995, Mr. Sidhu was entitled to a bonus for 1995 based on a sliding scale of various percentages of Sovereign's profits beginning at 0.7% for a 15% return on beginning equity to 0.9% for a 17% or better return on beginning equity. Mr. Sidhu was also entitled to receive special bonuses for 1995 if Sovereign's profits exceeded $48 million and if Sovereign's equity-to-assets ratio exceeded 5% by December 31, 1995, and Sovereign Bank was considered well capitalized by December 31, 1995.

     The Compensation Committee determined the amount of bonus paid to Mr. Sidhu and Mr. Sidhu determined the bonuses paid to the other named executives. In a continuing effort to align the interests of executive management with the interests of shareholders by making a higher percentage of compensation stock based, Mr. Sidhu's bonus increases by 5% if he agrees to use his bonus to increase his stake in Sovereign by purchasing shares of Sovereign common stock with the bonus. The bonuses of certain executive officers, from time-to-time, are likewise increased if they agree to purchase stock. Because Sovereign's return on beginning equity and profits exceeded Sovereign's targets and Mr. Sidhu agreed to purchase stock with his bonus, he was paid an incentive compensation award of $460,479 for 1995 representing 0.82% of Sovereign's profits for 1995.

LONG-TERM INCENTIVE COMPENSATION

     Sovereign's 1986 Stock Option Plan and 1993 Stock Option Plan are long-term plans designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1986 Stock Option Plan was adopted by shareholders in 1986 and permits Sovereign to grant certain officers a right to purchase shares of stock over a ten (10) year period, at the fair market value per share at the date the option is granted. The 1986 plan expires by its terms in August, 1996. The 1993 Stock Option Plan was adopted by shareholders in 1993 and permits Sovereign to grant eligible employees a similar right to purchase shares of stock at a price equal to at least the fair market value per share on the date the option is granted. Upon adoption, non-employee directors of Sovereign were automatically granted non-qualified stock options on a one-time basis. In granting incentive stock options to Mr. Sidhu and the other executive officers, the Compensation Committee took into account Sovereign's financial performance, Sovereign's long-term strategic goal of increasing shareholder value, the executive's level of responsibility and his continuing contributions to Sovereign.

     The following tables, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

                           G. Arthur Weaver, Chairman

                Howard D. Mackey                 Richard E. Mohn
                Daniel K. Rothermel        Theodore Ziaylek, Jr.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Sovereign for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who during 1995, (i) served as Sovereign's chief executive officer or (ii) were executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000 (collectively with the chief executive officer, the 'Executive Officers'). The table also gives effect to the 5% stock dividend declared on December 30, 1995, and payable February 15, 1996, to shareholders of record on February 1, 1996.

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                            ANNUAL COMPENSATION           COMPENSATION
                                      -------------------------------  -------------------
                                                                           SECURITIES
                                                                           UNDERLYING             ALL OTHER
                NAME AND                          SALARY      BONUS       OPTIONS/SARS      COMPENSATION(2)(3)(4)
           PRINCIPAL POSITION           YEAR        ($)      ($)(1)            (#)                   ($)
           ------------------           ----    ---------  ---------  -------------------  ---------------------
Jay S. Sidhu                            1995    195,000    460,479               0                 4,725
  President and                         1994    195,000    422,158               0                 4,710
  Chief Executive Officer               1993    195,000    351,422         261,954                 4,497
Karl D. Gerhart                         1995    114,038     85,555               0                 4,065
  Chief Financial                       1994    103,846     40,000               0                 3,115
  Officer and Treasurer                 1993    100,500     50,000          34,927                 4,497
Lawrence M. Thompson, Jr.               1995    114,038     85,555               0                 3,859
  Chief Administrative                  1994    103,462     40,000               0                 3,104
  Officer and Secretary                 1993     96,833     50,000          34,927                 3,863
Patrick J. Petrone                      1995    210,000          0               0                 4,344
  Vice Chairman,                        1994    200,000          0               0                 4,344
  Sovereign Bank                        1993    177,404          0               0                 4,790

------------------
(1) Mr. Sidhu's bonus for 1995 was increased by 5% because Mr. Sidhu agreed to purchase Sovereign common stock with the proceeds of such bonus.
(2) Does not include the value of 9,682, 6,819 and 6,620 shares of Sovereign Common Stock allocated to the accounts of Messrs. Sidhu, Gerhart and Thompson, respectively, under the terms of Sovereign's Employee Stock Ownership Plan as of December 31, 1995.

(3) Amounts appearing in this column are Sovereign's contributions on behalf of each named person to the Sovereign Bancorp, Inc. 401(k) Retirement Savings Plan.

(4) Mr. Petrone's compensation includes a term life insurance premium of $1,344.

Stock options were not granted to Executive Officers during the fiscal years ended December 31, 1994, and 1995.

     The following table sets forth information concerning exercised and unexercised options to purchase Sovereign's common stock. The following table also gives effect to the 5% stock dividend declared on December 30, 1995, and payable February 15, 1996, to shareholders of record on February 1, 1996.

                                   TABLE III

                 AGGREGATED OPTIONS EXERCISED IN LAST YEAR AND
                         DECEMBER 31, 1995 OPTION VALUE

                                                                       NUMBER OF
                                                                       SECURITIES              VALUE OF
                                                                       UNDERLYING            UNEXERCISED
                                                                      UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS AT             OPTIONS AT
                                                                      DECEMBER 31,       DECEMBER 31, 1995($)
                                                                        1995(#)
                                 SHARES ACQUIRED  VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
            NAME                 ON EXERCISE (#)       ($)           UNEXERCISABLE          UNEXERCISABLE
            ----                 ---------------  --------------  --------------------  ----------------------
Jay S. Sidhu.................               0                0     461,883/261,954     3,619,638/874,926
Karl D. Gerhart..............          42,000          268,400      44,100/34,927              0/116,656
Lawrence M. Thompson, Jr.....          37,392          281,505     121,072/34,927        643,589/116,656
Patrick J. Petrone...........               0                0     103,084/0             727,302/0

PENSION PLAN

     Sovereign maintains a defined benefit retirement plan ('Pension Plan') for all employees who have attained age 21 and have completed one year of eligibility service. The following table sets forth the estimated annual benefits payable upon retirement to participants at normal retirement age, in the average annual salary and years of service classifications specified.

                      SOVEREIGN BANCORP, INC. PENSION PLAN
                 ILLUSTRATION OF BENEFITS AT DECEMBER 31, 1995



   FIVE YEAR             BENEFITS PAYABLE PER YEARS OF SERVICE(1)(2)
    AVERAGE         -----------------------------------------------------
 REMUNERATION(3)        15         20         25         30         35
 ---------------    ---------  ---------  ---------  ---------  ---------
   $ 60,000          $11,671    $15,562    $19,452     $23,342     $27,232
     80,000           17,371     23,162     28,952      34,742      40,533
    100,000           23,071     30,762     38,452      46,142      53,833
    120,000           28,771     38,362     47,952      57,542      67,133
    140,000           34,471     45,962     57,452      68,942      80,433
    160,000           37,321(4)  49,762(4)  62,202(4)   74,642(4)   87,083(4)
    180,000           37,321(4)  49,762(4)  62,202(4)   74,642(4)   87,083(4)
    200,000           37,321(4)  49,762(4)  62,202(4)   74,642(4)   87,083(4)
    220,000           37,321(4)  49,762(4)  62,202(4)   74,642(4)   87,083(4)
    240,000           37,321(4)  49,762(4)  62,202(4)   74,642(4)   87,083(4)

------------------
(1) The following are the years of credited service under Sovereign's Pension Plan for the persons named in the cash compensation table: Mr. Sidhu -- 9 years; Mr. Thompson -- 10 years; Mr. Gerhart -- 19 years; Mr. Petrone -- 1 year.

(2) Benefits are computed in single life annuity amounts on the basis of an assumed year of birth of 1950 and without any deduction for Social Security or other offset amounts.

(3) Represents the highest average remuneration received over a consecutive five-year period during the last ten years, excluding deferred compensation other than 401(k) Retirement Savings Plan contributions, subject in the case of each Executive Officer to a compensation limit of $150,000 in 1995.

(4) The 1995 maximum annual benefit permitted when the Internal Revenue Code's annual compensation limit of $150,000 and maximum annual benefit limit are applied to the Pension Plan's benefit formula.

                              CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

     Sovereign entered into an employment agreement, dated September 15, 1992, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu's then existing employment agreement. Mr. Sidhu's agreement had an initial term of three years and, unless terminated as set forth therein, is automatically extended at designated dates to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

     The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

     If Mr. Sidhu's employment is terminated without 'Cause' (as defined in the Agreement) or if Mr. Sidhu voluntarily terminates employment for 'Good Reason' (as defined in the agreement), Mr. Sidhu becomes entitled to severance benefits under the agreement. 'Good Reason' includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu's status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign's principal executive office. If any such termination occurs prior to September 15, 1997, the benefits are monthly cash payments in the aggregate amount of $1.5 million, plus insurance and other fringe benefits, payable for the longer of 36 months or the end of the contract term. If any such termination occurs on or after September 15, 1997, the benefits are monthly cash payments in the aggregate amount of the greater of (i) $1.5 million or (ii) three times base salary and bonus (equal to the average bonus for the prior three years), plus insurance and other fringe benefits, payable for the longer of 36 months or the end of the contract term. Cash benefits payable upon any such termination are reduced by an amount equal to 25% of any compensation earned from another employer. The agreement contains a provision restricting the executive's right to compete after a voluntary termination of employment without 'Good Reason' or any termination for 'Cause;' in all other circumstances, after termination of employment, there is no covenant not to compete.

     Sovereign has also entered into employment agreements with Karl D. Gerhart and Lawrence M. Thompson, Jr., each dated September 15, 1992, which superseded in their entirety the executives' then existing employment agreements. Each agreement, has an initial term of two years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of two years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. Each agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, each agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

     If Mr. Gerhart's or Mr. Thompson's employment is terminated without 'Cause' (as defined in the agreements), whether or not a 'Change in Control' (as defined in the agreements) of Sovereign has occurred, or if Mr. Gerhart or Mr. Thompson voluntarily terminates employment for 'Good Reason' (as defined in the agreements) following a 'Change in Control,' the executive becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for two years. If, in the absence of a 'Change in Control,' Mr. Gerhart's or Mr. Thompson's employment is terminated without 'Cause,' cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. Each agreement contains a provision restricting the executive's right to compete after a voluntary termination of employment without 'Good Reason' or any termination for 'Cause'; in all other circumstances, after termination of employment, there is no covenant not to compete.

     In connection with the acquisition of Charter and Charter Federal, Sovereign assumed Patrick J. Petrone's employment agreement. The employment agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended on January 1 of each year for a 36 month period. The agreement may be terminated at the end of the then remaining term by either party giving written notice prior to January 1 of each succeeding year, after which notice, the agreement will no longer automatically be extended each January 1. No such notice has been given.

     Mr. Petrone may terminate his employment upon or after the occurrence of a 'Change in Control' if, within the period of two years following such 'Change in Control' (as defined in the agreement), (i) he is assigned to a position of lesser rank or status or to a different base employment area, (ii) his base salary is reduced, or (iii) Sovereign breaches the agreement.

     In the event of any such termination or in the event of termination without 'Just Cause' (as defined in the agreement), within two years following a 'Change in Control,' Mr. Petrone is entitled to receive as severance pay a lump sum payment equal to the aggregate amount of the future base salary payments that he would have received if he continued in the employ of Sovereign until the later of (a) the expiration of the then current term of the agreement, or (b) 36 months following the termination date. The lump sum payment is to be calculated at the highest rate of base salary paid to him at any time under the agreement, with such payments discounted to present value at an annual rate of 5%.

     Sovereign may terminate the employment of Mr. Petrone at any time for 'Just Cause,' as defined. In the event of a termination for 'Just Cause,' Sovereign's obligation to Mr. Petrone terminates.

     The employment agreement provides that, after termination of employment with Sovereign, Mr. Petrone will not be employed by, control, manage or otherwise participate in the business of a 'significant competitor' (as defined in the agreement), for a period of two (2) years after termination of employment. If, within two (2) years after a 'Change in Control,' Mr. Petrone terminates his employment or is terminated by Sovereign and is entitled to receive as severance pay a lump sum payment as described above, then the noncompetition provisions of the agreement are inoperative.

INDEMNIFICATION

     The by-laws of Sovereign provide for (1) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a by-law amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 1995 was $249,940.

     On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the 'Indemnification Agreement') with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an 'Indemnifiable Claim'). Sovereign Bank will also advance expenses upon Mr. Sidhu's request in connection with any Indemnifiable Claim.

     Sovereign Bank's indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he shall reimburse Sovereign Bank for any amounts previously paid.

     Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank's indemnification obligations under the Agreement shall be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank shall, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank's indemnification obligations under the Indemnification Agreement.

INDEBTEDNESS OF MANAGEMENT

     Prior to August, 1989, Sovereign Bank offered consumer and residential mortgage loans to directors of Sovereign and its subsidiaries, full-time employees with six months continuous service at Sovereign Bank, and part-time employees with one year of continuous service at Sovereign Bank, at preferential terms with respect to interest rates and loan fees. Specifically, interest rates offered to such persons were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. As a result of the enactment in August, 1989 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which made Section 22(h) of the Federal Reserve Act applicable to Sovereign and Sovereign Bank, any credit extended by Sovereign Bank to executive officers and directors of Sovereign Bank and Sovereign, and to the extent otherwise permitted, principal shareholders of Sovereign or any related interest of the foregoing must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

     The following table sets forth certain information with respect to the one director and executive officer of Sovereign, whose aggregate indebtedness to Sovereign Bank exceeded $60,000 as of December 31, 1995, and whose loan was granted on preferential terms applicable to directors, officers and employees of Sovereign Bank and Sovereign at the time the loan was made.

                                                        HIGHEST
                                                       PRINCIPAL
                                                     BALANCE FROM
                                                      JAN. 1 1995    BALANCE AT
                                                          TO          DEC. 31,       INTEREST       YEAR
NAME                             TYPE OF LOAN        DEC. 31, 1995      1995           RATE         MADE
-----                            ------------        -------------      ----           ----         ----
Jay S. Sidhu.........           Consumer Loan          $  96,458     $   95,104        1.0%            1987
                                                                                      above
                                                                                    prime rate

     Except as set forth above, all loans made by Sovereign Bank to directors and executive officers of Sovereign (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires Sovereign's officers and directors, and any persons owning ten percent or more of Sovereign's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the 'SEC'). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that 'late filings' of such statements be disclosed in Sovereign's proxy statement. Based solely on Sovereign's review of any copies of such statements received by it, and on written representations from Sovereign's existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 1995.

PERFORMANCE GRAPH

     Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on Sovereign's common stock against
(i) the cumulative total return on the S&P 500 Index (ii) the cumulative total return on the NASDAQ Combination Bank Index and (iii) the cumulative total return on the largest three Pennsylvania bank holding companies (CoreStates Financial Corp, Mellon Bank Corp. and PNC Bank Corp.) for the five-year period commencing January 1, 1991, and ending December 31, 1995.

     Cumulative total return on Sovereign's common stock, the S&P 500 Index, the NASDAQ Combination Bank Index and the common stock of the largest three Pennsylvania bank holding companies equals the total increase in value since January 1, 1991, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on January 1, 1991, in Sovereign's common stock, the S&P 500, the NASDAQ Combination Bank Index and the common stock of the largest three Pennsylvania bank holding companies.

                                SOVEREIGN BANCORP
                              PLOT POINTS FOR GRAPH
                              ---------------------

                                                                 TOP THREE
           S&P 500            NASDAQ         SOVEREIGN          BANKS IN PA
           -------            ------         ---------          -----------

1991        120                130              215                180
1992        125                210              410                240
1993        140                280              730                230
1994        130                280              490                210
1995        190                390              690                350

                                             1991       1992       1993       1994       1995
                                           ---------  ---------  ---------  ---------  ---------
S&P 500..................................   $126.91    $131.95    $145.25    $139.08    $186.52
NASDAQ Combination Bank Index............   $137.52    $209.07    $270.46    $273.46    $396.00
Sovereign................................   $220.53    $412.70    $737.64    $493.33    $684.25
Top 3 Banks in PA(1).....................   $179.12    $246.52    $243.80    $216.33    $356.12

------------------
(1) Includes CoreStates Financial Corp, Mellon Bank Corp. and PNC Bank Corp. In prior years, this peer group included Integra Financial Corp. and Meridian Bancorp, Inc. They are not included in the peer group this year because they each entered, in 1995, into agreements to be acquired.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding persons known by Sovereign to own more than 5% of the outstanding shares of Sovereign's common stock.

                                                 AMOUNT AND NATURE
            NAME AND ADDRESS                       OF BENEFICIARY        PERCENT OF
           OF BENEFICIAL OWNER                       OWNERSHIP          COMMON STOCK
           -------------------                   ------------------     -------------
York Bank & Trust Company.............
P.O. Box 869                                         3,700,754               7.7%
21 East Market Street
York, Pennsylvania 17401

------------------
(1) As of March 4, 1996, 3,700,754 shares of Common Stock (approximately 7.7% of outstanding shares of Common Stock) were held of record by a nominee for York Bank & Trust Company, trustee for the Sovereign Bancorp, Inc. Employee Stock Ownership Plan (the 'ESOP'). Under the terms of the ESOP, shares held by the ESOP are allocated to individual employee accounts as the debt incurred to purchase the shares is repaid. Once allocated to an individual employee account, shares are voted in the manner directed by the employee. Prior to allocation, the trustee is required to vote the shares in its discretion. As of March 4, 1996, 577,134 shares were allocated to the accounts of Sovereign employees and 3,123,620 shares were unallocated.

                         PROPOSAL TO APPROVE SOVEREIGN
                    NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

     Sovereign's Board has established, subject to shareholder approval, the 1996 Non-Employee Director Compensation Plan (the 'Compensation Plan'). The purposes of the Compensation Plan are to (i) attract, retain and compensate, as directors of Sovereign and its subsidiaries, highly qualified individuals, who are not employees of Sovereign, Sovereign Bank or any other direct or indirect subsidiary of Sovereign, and (ii) more significantly align the interests of the members of the Boards with those of Sovereign's shareholders by requiring that all or a substantial portion of director compensation be paid in the form of Sovereign stock.

     Compensation is payable for all services as members of the Board of Directors and Committees of Sovereign, Sovereign Bank or any direct or indirect subsidiary of Sovereign. Compensation payable under the Plan will be in substitution for and not in addition to other methods or forms of compensation.

     The Compensation Plan is intended to require Sovereign Directors to increase their ownership of Sovereign's common stock. The Compensation Plan is intended to be beneficial to Sovereign and to its shareholders because it will require directors to have a greater personal financial stake in Sovereign through the ownership of Sovereign's common stock, in addition to underscoring the directors' common interest with shareholders in increasing the long-term value of Sovereign's stock.

     The principal features of the Compensation Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Compensation Plan which is appended as Exhibit 'A' to this Proxy Statement.

     The Compensation Plan requires that all of the annual compensation payable to Sovereign's Chairman in his capacity as such and as a director of Sovereign and Sovereign Bank and the Committees thereof be paid solely in shares of Sovereign's Common Stock. The Compensation Plan also requires, in effect, that a preponderant portion of each other non-employee director's annual compensation for membership on the Board of Directors of Sovereign, Sovereign Bank and the committees thereof be paid in shares of Sovereign's common stock. The Compensation Plan will be administered by Sovereign's Board of Directors. A maximum of 500,000 shares of Sovereign's common stock may be issued under the Compensation Plan, which stock may be authorized or unissued shares, treasury shares or shares purchased in the open market.

     The Compensation Plan provides benefits to five classes of non-employee directors: (i) Sovereign non-employee directors, who are not also directors of Sovereign Bank; (ii) Sovereign Bank non-employee directors who are not also directors of Sovereign; (iii) directors who are both Sovereign and Sovereign Bank non-employee directors; (iv) Sovereign's Chairman, in all capacities; and,
(v) if, when and to the extent designated by the Sovereign Board of Directors, non-employee directors of Sovereign's direct and indirect subsidiaries, other than Sovereign Bank. As of the date hereof, Sovereign's Board of Directors has not designated the non-employee directors of any other subsidiary to participate in the Compensation Plan.

     Under the Plan, the Sovereign Board of Directors annually establishes the dollar amount of compensation to be payable to each class of non-employee director. Compensation is payable to each class of non-employee director on a quarterly basis in a combination of both cash and shares of Sovereign common stock.

     The Compensation Plan provides that, on a quarterly basis, each class of non-employee director (except the Sovereign Chairman) will receive a fixed number of shares of Sovereign common stock, plus cash equal to the difference between the value of the Sovereign common stock and the individual participant's aggregate quarterly compensation. The value of Sovereign common stock granted under the Plan is defined in the plan to equal (i) the average closing price for the last 10 days of the quarter with respect to which the compensation is paid (the 'Sovereign Market Price') multiplied by the number of shares granted for such quarter. The Compensation Plan provides that if Sovereign's common stock does not trade on any day, the average of the high and low bid and asked prices for that day will be used. The Compensation Plan also provides that if the value of the common stock payable in any quarter exceeds the aggregate compensation payable to a non-employee director in such quarter, the non-employee director will not receive quarterly cash compensation, however the individual participant is entitled to the number of shares of Sovereign common stock authorized under the plan for such quarter. The Compensation Plan also provides that the Sovereign Chairman will receive, quarterly, that number of shares of Sovereign Common Stock equal to the dollar amount of quarterly aggregate compensation set annually by the Board, divided by the Sovereign Market Price.

     The following table sets forth the benefits which will be received by Sovereign's non-employee directors pursuant to the Compensation Plan, on a quarterly basis in 1996, assuming that the Market Price for Sovereign Common Stock is $10.63 per share, its Market Price at March 4, 1996.

                                   Quarterly
                         Compensation Plan Benefits

                                                     AGGREGATE
                                                       DOLLAR         NUMBER OF SHARES
                    CLASS OF                        VALUE TOTAL OF     OF COMMON STOCK      CASH
              NON-EMPLOYEE DIRECTOR(1)               BENEFITS ($)    PER PARTICIPANT(2)   COMPONENT
              ---------------------                 ---------------  -------------------  ----------
Sovereign Bank (8 Persons)........................      $ 2,500             175            $  639.75
Sovereign and Sovereign Bank (6 Persons)..........        9,500             675             2,324.75
Sovereign Chairman................................       25,000           2,351(2)                --

------------------
(1) There are, at present, no directors of Sovereign who are not also directors of Sovereign Bank.
(2) Determined by dividing the quarterly compensation amount by the Sovereign Market Price.

     The Compensation Plan provides that, if Sovereign at any time increases or decreases the number of its outstanding shares of common stock or changes in any way rights and privileges of such shares through a stock dividend or other distribution upon such shares in common stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Sovereign's common stock, then the numbers, rights and privileges of shares issuable under the Compensation Plan shall be increased, decreased or changed in like manner.

     The Board may amend the Compensation Plan at any time without shareholder approval, subject to requirements under applicable securities and tax laws; provided, however, that amendment of the plan may not materially and adversely affect any right of a participant with respect to shares of common stock previously issued without the participant's written consent.

     The Compensation Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Compensation Plan or 10 years from the date the Compensation Plan is approved and adopted by shareholders of Sovereign.

     If the Compensation Plan is approved by shareholders, it will cover all compensation payable to directors beginning January 1, 1996. Sovereign anticipates that the Compensation Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of registration will be borne by Sovereign.

     As provided above, only non-employee directors of Sovereign or its subsidiaries will be eligible to receive stock under the Compensation Plan. Therefore, executive officers who are also directors will not be eligible to receive, and will not receive, benefits thereunder.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE COMPENSATION PLAN. THE BOARD BELIEVES THAT THE EXISTENCE OF THE PLAN WILL ASSIST IN ATTRACTING AND RETAINING QUALIFIED MEMBERS OF THE BOARDS OF SOVEREIGN AND SOVEREIGN BANK AND WILL HAVE THE EFFECT OF MORE SIGNIFICANTLY ALIGNING THE INTERESTS OF THESE BOARDS WITH THOSE OF SOVEREIGN'S SHAREHOLDERS. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the Compensation Plan. Abstentions and broker non-votes will not constitute or be counted as 'votes' cast for purposes of the Meeting. All proxies will be voted 'FOR' adoption of the Compensation Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC.
                             1996 STOCK OPTION PLAN

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

     The Board of Directors believes that Sovereign's stock option programs constitute an important ingredient in Sovereign's policy of encouraging its executive management to increase their stake in Sovereign and, thus, to more significantly align the interests of management with those of Sovereign's shareholders. Accordingly, Sovereign has adopted a new 1996 Stock Option Plan, subject to shareholder approval.

     Shareholders have previously authorized grants of options to employees under the 1986 Stock Option Plan and the 1993 Stock Option Plan. After the expiration of the 1986 Stock Option Plan and the 1993 Stock Option Plan, no further options may be granted thereunder. The 1986 Stock Option Plan will expire by its terms on August 19, 1996. The 1993 plan is outdated in a number of respects and the number of shares available for option grants thereunder is insufficient (particularly in the event such shares become issuable to employees of institutions merged into Sovereign pursuant to the terms of such transaction) to provide options in accordance with Sovereign's policies. Therefore, subject to shareholder approval, Sovereign has adopted the 1996 Stock Option Plan.

     The 1996 Stock Option Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of Sovereign and its shareholders. By encouraging ownership of Sovereign shares by those who play significant roles in Sovereign's success, shareholder approval and implementation of the 1996 Stock Option Plan will have the effect of more closely aligning the interests of Sovereign's executive management team with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, adoption of the 1996 Stock Option Plan should have a positive effect on Sovereign's ability to attract, motivate and retain team members of outstanding leadership and management ability.

     The principal features of the 1996 Stock Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 1996 Stock Option Plan which is appended as Exhibit 'B' to this proxy statement.

     The 1996 Stock Option Plan authorizes the Compensation Committee (the 'Committee') of the Board of Directors to grant options for the purchase of up to Five Million shares of Sovereign's common stock. Sovereign's policy is to have outstanding, at any one time, options to acquire no more than 10% of Sovereign's shares outstanding at such time, including options issued under all Sovereign stock option plans and options issued under the plans of institutions which have merged with or who have been acquired by Sovereign. At December 31, 1995, options to acquire 1,659,187 shares of Sovereign common stock were outstanding, representing less than 3.5% of Sovereign's outstanding common stock, as of such date.

     Under the 1996 Stock Option Plan, both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code')) and nonqualified stock options may be granted to eligible employees of Sovereign and its subsidiaries. No person who owns immediately before the grant of an incentive stock option, directly or indirectly, more than 10 percent of the total combined voting power of all classes of Sovereign's common stock, is eligible for the grant of an incentive stock option. As of March 4, 1996, Sovereign had approximately 25 key team members who would be eligible to participate in the 1996 Stock Option Plan.

     Option grants to eligible team members are anticipated to be made annually. Eligible team members generally include all key employees of Sovereign and its subsidiaries. Eligible team members will be selected to receive a grant of options based upon the recommendation of Sovereign's chief executive officer. The grant of an option must be approved by a majority of the disinterested members of the Board.

     The Committee has the authority to grant options under the 1996 Stock Option Plan, subject to the approval of a majority of the disinterested members of the Board. The Committee is composed of at least three members of the Board, who serve at the discretion of the Board. The 1996 Stock Option Plan authorizes the Committee to administer and interpret the 1996 Stock Option Plan. Members of the Committee are each 'disinterested persons' as such term is defined under the rules and regulations adopted by the Securities and Exchange Commission. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled, may be subject to a new option.

     The exercise price for options granted under the 1996 Stock Option Plan will be the fair market value of the stock underlying the option on the date the option is granted. Therefore no dollar value or gain to the optionee is possible without appreciation in the stock price after the date the option is granted.

     Incentive stock options granted under the 1996 Stock Option Plan may be exercised for 10 years after the date of grant. Nonqualified stock options granted under the 1996 Stock Option Plan may be exercised for 10 years and 1 month after the date of grant. The aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. No team member may receive option grants in excess of 300,000 shares under the 1996 Stock Option Plan in any twelve month period. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee.

     Under the 1996 Stock Option Plan, options may not be exercised during the 12 month period following the date of grant, unless there occurs a 'change in control' of Sovereign during such period. In that event the options become immediately exercisable. The term 'Change in Control' is defined in the 1996 Stock Option Plan to mean, among other things, the execution of a binding written agreement (which is approved, if legally required, by Sovereign's shareholders) to sell Sovereign in a transaction in which (i) Sovereign's shareholders do not own, after the transaction, at least 51% of the voting securities of the surviving institution, and (ii) persons who were members of Sovereign's Board do not constitute at least 51% of the members of the board of the surviving institution.

     Under the 1996 Stock Option Plan, in the event of an optionee's retirement, incentive stock options lapse at the earlier of three months from the date of retirement or the term of the option, while nonqualified options may continue to be exercised during the term of the option up to 24 months, at the discretion of the Committee, from the date of retirement. An optionee whose employment terminates due to death or disability may exercise an option until the earlier of the term of the option or one year after such termination of employment.

     If an optionee's employment is terminated for 'Cause,' all options granted to such person terminate upon the date employment is terminated. Under the 1996 Stock Option Plan, termination for 'Cause' is defined as termination of employment resulting from (i) the optionee's conviction of or plea of guilty to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the optionee for a period of forty-five (45) consecutive days, (ii) the optionee's willful failure to follow the lawful instructions of the Board after receipt by the optionee of written notice of such instructions, or (iii) any government regulatory agency recommending or ordering that the optionee be terminated or relieved of his duties. If an optionee's employment is involuntarily terminated other than as a result of death, disability or retirement and the optionee is not terminated for 'Cause,' the optionee may exercise all options granted to him under the 1996 Stock Option Plan until the earlier of the term of the option or three months after such termination of employment. If an optionee voluntarily terminates his employment, all unexercised options lapse as of the date of termination.

     At the election of the holder of a nonqualified option and subject to the rules established by the Committee, any required withholding taxes may be satisfied by Sovereign withholding shares of common stock issued on the exercise of a nonqualified stock option which have a fair market value equal to or less than any required withholding taxes, delivery by the holder to Sovereign of sufficient common stock to satisfy the withholding obligation, or delivery by the holder to Sovereign of sufficient cash to satisfy the withholding obligations.

     The Board may amend, suspend or terminate the 1996 Stock Option Plan at any time without shareholder approval, subject to the requirements of applicable securities and tax laws; provided, however, that the Board may not, without shareholder approval, amend the 1996 Stock Option Plan so as to (i) increase the number of shares subject to the 1996 Stock Option Plan, (ii) change the class of eligible employees, or (iii) otherwise change the 1996 Stock Option Plan in any manner deemed material under applicable federal securities laws. In addition, the Board may not modify or amend the 1996 Stock Option Plan with respect to any outstanding option or impair or cancel any outstanding option without the consent of the affected optionee.

     The Board does not intend to issue additional options to employees under either the 1986 Stock Option Plan or the 1993 Stock Option Plan.

TAX CONSEQUENCES

     The 1996 Stock Option Plan permits eligible team members of Sovereign and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the 1996 Stock Option Plan permits eligible team members of Sovereign to receive grants of nonqualified stock options, which do not qualify for such tax benefits.

     The 1996 Stock Option Plan is not a qualified plan under Code Section 401(a). Sovereign has been advised that under the Code, the following federal income tax consequences will result when incentive stock options or nonqualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

     INCENTIVE STOCK OPTIONS. An optionee generally will not be deemed to receive any income for federal tax purposes at the time an incentive stock option is granted, nor will Sovereign be entitled to a tax deduction at that time. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

     If the foregoing holding periods are not satisfied or the option is exercised more than three months after the optionee's employment with Sovereign has terminated, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months on the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee had held the stock for more than 12 months. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10 percent shareholder of Sovereign or an officer of Sovereign subject to Section 16(b) of the Securities Exchange Act of 1934. If Sovereign cancels an option, the optionee recognizes income to the extent of the amount paid by Sovereign to cancel the option over the optionee's basis in such option, if any.

     No income tax deduction will be allowed Sovereign with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if those holding periods are not satisfied, Sovereign may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

     The exercise of an incentive stock option and the sale of stock acquired by such exercise could subject an optionee to alternative minimum tax liability for federal income tax purposes.

     NONQUALIFIED STOCK OPTIONS. An optionee will not be deemed to receive any income for federal tax purposes at the time a nonqualified stock option is granted, nor will Sovereign be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares at the time of exercise of the option over the option price of such shares. Sovereign is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a non-qualified stock option at the time of such recognition by the optionee.

     STOCK-FOR-STOCK EXCHANGE. An optionee who exchanges 'statutory option stock' of Sovereign in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a 'disqualifying disposition' of the statutory option stock so transferred unless the applicable holding requirements (two years from the date of the grant and one year after the exercise of an incentive option) with respect to such statutory option stock are met after the exercise of incentive stock options but also upon the exercise of qualified stock options and stock acquired under certain other stock purchase plans. If an optionee exercises nonqualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Code Section 1036.

     No grant of options under the proposed 1996 Stock Option Plan has been made.

     If the 1996 Stock Option Plan is approved by the shareholders, Sovereign anticipates that the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registrations will be borne by Sovereign.

     As provided above, only key team members of Sovereign or its subsidiaries will be eligible to receive stock options under the 1996 Stock Option Plan at the discretion of the Board. This would include the executive officers listed in the Summary Compensation Table included under the section entitled 'COMPENSATION OF EXECUTIVE OFFICERS' in this proxy statement.

     The stock options previously granted to senior officers of Sovereign and its subsidiaries under the prior employee stock option plans, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this proxy statement entitled 'COMPENSATION OF EXECUTIVE OFFICERS.'

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE 1996 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the 1996 Stock Option Plan. Abstentions and broker non-votes will not constitute or be counted as 'votes' cast for purposes of the Meeting. All proxies will be voted 'FOR' adoption of the 1996 Stock Option Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of Sovereign has appointed Ernst & Young LLP, certified public accountants, as Sovereign's independent auditors for the fiscal year ending December 31, 1996, subject to ratification of such appointment by shareholders. No determination has been made as to what action Sovereign's Board of Directors would take if shareholders do not ratify the appointment.

     Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR. Abstentions and broker non-votes, although counted for the purpose of determining whether a quorum is present at the Meeting, will not constitute or be counted as 'votes' cast for purposes of the Meeting. All proxies will be voted 'FOR' ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                              SHAREHOLDER PROPOSAL

     The Secretary of Sovereign Bancorp, Inc. received the following shareholder proposal by letter dated on January 4, 1996, from Edward Meglis, Jr., a joint record holder of 614 shares of Sovereign's common stock:

          'Resolved, that the shareholders recommend to the Board of Directors of Sovereign Bancorp, Inc. that the auditors for Sovereign Bancorp, Inc. be changed from Ernst & Young LLP to Deloitte & Touche or another nationally recognized accounting firm.'

REASONS

     I believe that an auditor must be independent and objective. A long term association between an auditor and a client can compromise this independence and objectivity and therefore it is appropriate to periodically change auditors. Deloitte & Touche or another nationally recognized firm should be engaged to perform the 1996 audit.

RESPONSE OF THE SOVEREIGN BOARD OF DIRECTORS

     The proposal is well-intentioned and has merit; continued independence and objectivity are essential. However, the Sovereign Board believes that appropriate safeguards have been established to preserve independence and objectivity including the following:

     o An annual review of the performance of the auditors by the Audit Committee of the Board of Directors, which consists only of non-employee directors. This review includes an evaluation of independence;

     o Accounting profession requirements that the individual in charge of the audit for a client be rotated periodically to insure continued independence and objectivity; and

     o Regulations of the Securities and Exchange Commission which specify stringent standards for an auditor to meet in order to maintain 'independent' status.

     For the foregoing reasons, the Sovereign Board does not believe the independence and objectivity of Sovereign's auditors have been jeopardized in any manner. Nevertheless, the Sovereign Board, and particularly the Audit Committee of the Board, will continue to evaluate Sovereign's auditors to insure continued independence and objectivity and to satisfy itself that the audit function is being provided on a cost-effective basis.

     THE SOVEREIGN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'AGAINST' THE SHAREHOLDER PROPOSAL. Abstentions and broker non-votes, although counted for the purpose of determining whether a quorum is present at the Meeting, will not constitute or be counted as 'votes' cast for purposes of the Meeting. All proxies will be voted 'AGAINST' the shareholder proposal unless a shareholder specifies to the contrary in such shareholder's proxy card.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Sovereign's 1997 Annual Meeting of Shareholders will be held on or about April 17, 1997.

     In accordance with the by-laws of Sovereign, shareholders may propose matters for consideration at annual meetings of shareholders by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting (i.e., November 18, 1996 through January 17, 1997, if the Annual Meeting of shareholders is held on April 17, 1997, as presently expected).

     Sovereign's Annual Meeting of Shareholder for 1996 will be held on or about April 17, 1997. Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign's 1997 proxy materials must submit such proposal or proposals in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Secretary), on or before November 14, 1996.

                      DIRECTOR NOMINATIONS BY SHAREHOLDER

     In accordance with the by-laws of Sovereign, any shareholder, entitled to vote for the election of directors, may nominate candidates for election to the Board by providing notice thereof in writing and delivered or mailed to Sovereign not less than 90 days prior to the date of the 1997 Annual Meeting of Shareholders.

     Any shareholder who desires to submit a candidate for nomination to the Board of Directors for inclusion in Sovereign's proxy materials relating to its 1997 Annual Meeting of Shareholders must submit the same information as that required to be stated by Sovereign in its proxy statement with respect to nominees of the Board of Directors. The shareholder nomination should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Secretary), on or before January 17, 1997.

                                 ANNUAL REPORT

     Sovereign's Annual Report to the Shareholders for the year ended December 31, 1995, is enclosed herewith. Sovereign's Annual Report is furnished to shareholders for their information. No part thereof is incorporated by reference herein.

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM LAWRENCE M. THOMPSON, JR., SECRETARY, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN'S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [ SIGNATURE ]

                                          LAWRENCE M. THOMPSON, JR.
                                          SECRETARY

PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE ANNUAL MEETING.

                                   EXHIBIT A

                            SOVEREIGN BANCORP, INC.
                    NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

      1. Purpose. The purpose of the Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan (the 'Plan') is to advance the interests of Sovereign Bancorp, Inc. (the 'Company') and its shareholders by closely aligning the interests of the Company and its shareholders with (i) members of the Board of Directors of the Company who are not employees of the Company, Sovereign Bank (the 'Bank') or any other Subsidiary, (ii) members of the Board of Directors of the Bank who are not employees of the Company, the Bank or any other Subsidiary, and (iii) members of the Board of Directors of any Subsidiary designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company, the Bank or any Subsidiary (collectively, the 'Non-Employee Directors'). Therefore, this Plan requires the payment of a material portion of an annually established dollar amount of compensation payable to Non-Employee Directors for membership on the Board and committees in shares of the Company's common stock, no par value per share ('Common Stock'). Common Stock issuable under this Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the 'Board'). The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of its members or the secretary of the Board or any Officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

     3. Definition of Subsidiaries. As used herein, the term 'Subsidiary' means any corporation, joint venture or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a joint venture or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

     4. Participation; Amount of Non-Employee Director Compensation. Each Non-Employee Director shall participate in the Plan. The Board annually shall establish a dollar amount of quarterly compensation payable for services (including the annual retainer fee, meeting attendance fees and any fees payable for services on the Board or any committee thereof) to be performed by the following classes of Non-Employee Director: Company Non-Employee Director, Bank Non-Employee Director, Company and Bank Non-Employee Director, Company Chairman and, if applicable, Subsidiary Non-Employee Director. Such fees will be payable in cash and shares of Common Stock as follows:

          (a) Each Company Non-Employee Director, on a quarterly basis, shall receive:

             (i)  500 shares of Common Stock; plus

             (ii) cash equal to the dollar amount of aggregate quarterly compensation set annually by the Board for Company Non-Employee Directors, minus the dollar value of 500 shares of Common Stock multiplied by the Sovereign Market Price (as hereinafter defined).

          (b) Each Bank Non-Employee Director, on a quarterly basis, shall receive:

             (i)  175 shares of Common Stock; plus

             (ii) cash equal to the dollar amount of aggregate quarterly compensation set annually by the Board for Bank Non-Employee Directors, minus the dollar value of 175 shares of Common Stock multiplied by the Sovereign Market Price.

          (c) Each Company and Bank Non-Employee Director, on a quarterly basis, shall receive:

             (i)  675 shares of Common Stock; plus

             (ii) cash equal to the dollar amount of aggregate quarterly compensation set annually by the Board for Company and Bank Non-Employee Directors, minus the dollar value of 675 shares multiplied by the Sovereign Market Price.

Notwithstanding anything contained herein to the contrary, the amount of cash payable to any Non-Employee Director may be reduced or withheld by the Chairman or President of the Company for failure to attend meetings of any Board of Directors or failure to otherwise perform the duties of such Non-Employee Director's office.

          (d) The Company Chairman shall receive that number of shares of Common Stock equal to the dollar amount of quarterly aggregate compensation set annually by the Board for the Company Chairman, divided by the Sovereign Market Price. The Company Chairman shall not receive additional compensation for service as a director of the Bank or any other Subsidiary.

          (e) If the directors of any other Subsidiary are designated by resolution of the Board of Directors of the Company to participate in the Plan, then each such Subsidiary Non-Employee Director, on a quarterly basis, shall receive such number of shares of Common Stock and cash as shall be specified by resolution of the Board of Directors of the Company.

          (f) Sovereign Market Price shall mean the average closing sale price of Sovereign Common Stock for the ten trading days ended on the last trading day of the quarter with respect to which the determination is being made; provided, however, if the Common Stock does not trade on any such day, the average of the high and low bid and asked prices for such day shall be used.

          (g) In the event the value determined by multiplying the number of shares of Common Stock to which a Non-Employee Director is entitled by the Sovereign Market Price exceeds the aggregate quarterly compensation payable to a Non-Employee Director, then such Non-Employee Director shall receive no quarterly cash compensation but the number of shares of Common Stock to which such Non-Employee Director is entitled shall not be reduced.

     5. Payment of Non-Employee Director Compensation. There shall be issued to each Non-Employee Director on the last business day of each calendar quarter, the number of shares of Common Stock payable to such Non-Employee Director as determined pursuant to Section 4 above. There shall be paid to each Non-Employee Director on the last business day of each calendar quarter the cash compensation payable to such Non-Employee Director as determined pursuant to Section 4 above.

     6. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be 500,000, provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under Section 4 and this Section 6 of Plan shall be increased, decreased or changed in like manner. To the extent that the application of this Section would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the Sovereign Market Value.

     7. Miscellaneous Provisions.

          (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected as a director of the Company or the Bank.

          (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

          (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements. All certificates representing shares of Common Stock issued under this Plan shall bear the following legend:

             The shares of Sovereign Bancorp, Inc. common stock, no par value (the 'Common Stock') evidenced by this certificate were issued under the Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan which is intended to comply with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission. Accordingly, no shares of Common Stock evidenced by this certificate shall be transferred on or before the expiration of six months from the date of issuance of such shares of Common Stock.

          (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. A Non-Employee Director may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock, otherwise issuable under the Plan, having a fair market value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

          (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

          (f) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

          (g) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), or any other applicable statute, rule or regulation.

          (h) The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (i) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

     8. Amendment. The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant's written consent.

     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

     10. Shareholder Approval and Adoption. The Plan shall be effective as of January 1, 1996, contingent upon shareholder approval and adoption at the 1996 annual meeting of shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the Commonwealth of Pennsylvania.

                                   EXHIBIT B

                            SOVEREIGN BANCORP, INC.
                             1996 STOCK OPTION PLAN

                               TABLE OF CONTENTS


ARTICLE                                                                PAGE
------------                                                         ---------

Article 1.    PURPOSE OF THE PLAN..................................     B-3

Article 2.    DEFINITIONS..........................................     B-3

Article 3.    ADMINISTRATION OF THE PLAN...........................     B-5

Article 4.    COMMON STOCK SUBJECT TO THE PLAN.....................     B-5

Article 5.    STOCK OPTIONS........................................     B-6

Article 6.    ELIGIBILITY..........................................     B-6

Article 7.    TERM AND EXERCISE OF OPTIONS.........................     B-7

Article 8.    TERMINATION OF EMPLOYMENT............................     B-7

Article 9.    ADJUSTMENT PROVISIONS................................     B-8

Article 10.   GENERAL PROVISIONS...................................     B-9

ARTICLE 1. PURPOSE OF THE PLAN

     1.1 Purpose -- The Sovereign Bancorp, Inc. 1996 Stock Option Plan (the 'Plan') is intended to provide key employees of Sovereign Bancorp, Inc. (the 'Corporation') and its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant's level of responsibility and performance within the Corporation.

     1.2 Stock Options to be Granted -- Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

     2.1 'Agreement' -- The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

     2.2 'Board' -- The Board of Directors of the Corporation.

     2.3 'Change in Control' -- means the first to occur of any of the following events:

          (a) any 'Person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the 'Benefit Plan(s)'), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction described in (d) below;

          (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation or of Sovereign Bank, a Federal Savings Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

             (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the 'Surviving Corporation') in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

             (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

             (iii) based on the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;

          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (g) the occurrence of a Triggering Event within the meaning of the Rights Agreement dated as of September 19, 1989 between the Corporation and Harris Trust Company of New York, as amended.

     Notwithstanding clause (a) of the preceding paragraph, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under clause (a) of the preceding paragraph. In no event shall a Change in Control of the Corporation be deemed to occur under such clause (a) above with respect to Benefit Plans.

     2.4 'Code' -- The Internal Revenue Code of 1986, as amended.

     2.5 'Committee' -- The Committee which the Board appoints to administer the Plan.

     2.6 'Common Stock' -- The common stock of the Corporation (no par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.7 'Corporation' -- Sovereign Bancorp, Inc., a Pennsylvania corporation.

     2.8 'Employee' -- Any key employee (including officers) of the Corporation or a Subsidiary.

     2.9 'Exchange Act' -- The Securities Exchange Act of 1934, as amended.

     2.10 'Incentive Stock Option' -- A stock option intended to satisfy the requirements of Code Section 422(b).

     2.11 'Nonqualified Stock Option' -- A stock option other than an incentive stock option.

     2.12 'Optionee' -- A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

     2.13 'Participant' -- An Employee selected by the Committee to receive a grant of an Option under the Plan.

     2.14 'Plan' -- Sovereign Bancorp, Inc. 1996 Stock Option Plan.

     2.15 'Retirement' -- The attainment of age sixty-five as provided in the Sovereign Bancorp, Inc. Pension Plan.

     2.16 'Securities Act' -- The Securities Act of 1933, as amended.

     2.17 'Stock Option' or 'Option' -- An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.18 'Subsidiary' -- A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

ARTICLE 3. ADMINISTRATION OF THE PLAN

     3.1 The Committee -- The Plan shall be administered by a committee of the Board (the 'Committee') composed of three or more members of the Board, all of whom are (a) 'disinterested persons' as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) 'outside directors' within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2 Powers of the Committee --

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

             (i) determine and select, based upon the recommendation of the Corporation's Chief Executive Office, the key Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

             (ii) determine the number of shares subject to each Option;

             (iii) determine the date or dates when the Options will be granted;

             (iv) determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;

             (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;

             (vi) determine whether or not an Option constitutes an Incentive Stock Option; and

             (vii) prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

     3.3 Terms -- The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

     3.4 Liability -- No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

     4.1 Common Stock Authorized -- The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 5,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

     4.2 Shares Available -- The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

ARTICLE 5. STOCK OPTIONS

     5.1 Exercise Price -- The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section
6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100 percent of the fair market value of one share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.

     5.2 Limitation on Incentive Stock Options -- The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     5.3 Determination of Fair Market Value --

          (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the NASDAQ Stock Market, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or on the NASDAQ Stock Market, fair market value per share shall be the mean between the closing dealer 'bid' and 'asked' prices for the Common Stock for the day of the grant, and if no 'bid' and 'asked' prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ Stock Market, and no closing dealer 'bid' and 'asked' prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

     5.4 Limitation on Grants -- Commencing January 1, 1996, grants to any Employee under this Plan shall not exceed in the aggregate 300,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 9.

ARTICLE 6. ELIGIBILITY

     6.1 Participation -- Options shall be granted only to persons who are Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.

     6.2 Incentive Stock Option Eligibility -- Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. 'Outstanding stock' shall include all stock actually issued and outstanding immediately before the grant of the Option. 'Outstanding stock' shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 7. TERM AND EXERCISE OF OPTIONS

     7.1 Termination --

          (a) Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option or
     (ii) a Change in Control occurs. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8.

     7.2 Exercise --

          (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in
     Section 5.3 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least one year.

          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c) In addition, at the request of the Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

ARTICLE 8. TERMINATION OF EMPLOYMENT

     8.1 Retirement -- In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:

          (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of Options other than Incentive Stock Options, up to 24 months, at the discretion of the Committee, from the date of Retirement.

     8.2 Death or Total and Permanent Disability -- In the event of termination of employment due to death or 'Total and Permanent Disability,' as defined in Code Section 72m(7), the Option shall lapse at the earlier of (a) the term of the Option, or (b) one year after termination due to such causes.

     8.3 Other Termination -- Except as otherwise provided in Section 8.4, in the event of termination of employment at the election of the Corporation, all Options shall lapse as of the earlier of (a) the term of the Option, or (b) three months after the date of termination of employment. In the event of termination of employment at the election of the Employee, all options granted to such Employee shall lapse as of the date of termination of employment.

     8.4 Termination For Cause -- In the event of termination of employment 'for cause,' all Options granted to such Employee shall lapse on the date of termination of employment. Termination 'for cause' shall mean the Employee was terminated after

          (a) the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that the Corporation or any Subsidiary terminate the employment of the Employee or relieve him of his duties;

          (b) the Employee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee for a period of forty-five consecutive days; or

          (c) the Employee wilfully fails to follow the lawful instructions of the Board after the Employee's receipt of written notice of such instructions, other than a failure resulting from the Employee's incapacity because of physical or mental illness.

ARTICLE 9. ADJUSTMENT PROVISIONS

     9.1 Share Adjustments --

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     9.2 Corporate Changes -- A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

     9.3 Fractional Shares -- Fractional shares resulting from any adjustment in Options pursuant to this Article 9 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

     9.4 Binding Determination -- To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

ARTICLE 10. GENERAL PROVISIONS

     10.1 Effective Date -- The Plan shall become effective upon its adoption by the Board, provided that any grant of Options is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     10.2 Termination of the Plan -- Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.

     10.3 Limitation on Termination, Amendment or Modification

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the shareholders of the Corporation no amendment or modification shall be made by the Board which:

             (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

             (ii) changes the class of eligible Employees; or

             (iii) otherwise requires the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

     10.4 No Right to Employment -- Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

     10.5 Withholding Taxes --

          (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee as a condition of the exercise of an Option (other than an Incentive Stock Option), or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

          (b) An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

             (i) it must be made prior to the date on which the amount of tax to be withheld is determined (the 'Tax Date');

             (ii) it shall be irrevocable;

             (iii) it shall be subject to disapproval by the Committee;

             (iv) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange Act (an 'Officer'), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

             (v) if the Optionee is an Officer, such election must be made either at least six months prior to the Tax Date or in the ten-day 'window period' beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

             (vi) where the Tax Date of an Officer is deferred up to six months after the exercise of an Option, the full number of Option shares will be issued or transferred to him upon exercise, but he will be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

     10.6 Listing and Registration of Shares --

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

             'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ('ACT') AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

                      DIRECTIONS TO THE SHERATON BERKSHIRE

         (ROUTE 422 WEST & PAPER MILL ROAD EXIT), 1741 PAPER MILL ROAD
                      WYOMISSING (READING), PA 19610-1207

FROM:

MANHATTAN, NY -- Take Lincoln Tunnel to NJ Tpk S to exit 14. Take I-78W to 222S. Continue 35 miles on 222S to exit marked 222S, 176S, 422W Lancaster Exit here, continue 2 miles thru 1st traffic light (do not follow signs to 422E or 222S which exits just before the traffic light). After light, exit onto Paper Mill Road, Sheraton is straight ahead.

ASBURY PARK/TRENTON, NJ -- Take I-95W to NJ Turnpike S to PA Turnpike W to Exit 22 Morgantown. Follow signs to I-176. Take I-176N to 422W to Paper Mill Road exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

PHILADELPHIA, PA -- Take I-76W to PA Tpk W to Exit 22 Morgantown. Follow signs to I-176N 9 miles to 422W to the Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

PITTSBURGH/HARRISBURG, PA -- Take PA Tpk E to Exit 21 Denver. Follow signs to 222N to 422W to Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

SCRANTON/WILKES-BARRE, PA -- Take I-81S to 61S to 222S. Exit here, continue 2 miles thru 1st traffic light (do not follow signs to 422E or 222S which exits just before the traffic light). After light, exit onto Paper Mill Road, Sheraton is straight ahead.

DOVER, DE -- Take 13N to Wilmington to 141N to I-95N to 202N to 100N to PA Tpk W to Exit 22 Morgantown. Follow signs I-176N, 9 miles to 422W to Paper Mill Road Exit. Exit onto Paper Mill Road, Sheraton is straight ahead.

                            SOVEREIGN BANCORP, INC.


I/We hereby appoint Karl D. Gerhart, Dana J. Albera and Patricia A. Zong, or any one of them acting in the absence of others, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Sovereign Bancorp, Inc. held of record by me/us on March 4, 1996, at the Annual Meeting of Shareholders to be held on April 18, 1996, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION
                                                                ---
OF DIRECTORS, FOR THE SOVEREIGN BANCORP, INC. NON-EMPLOYEE DIRECTOR COMPENSATION
              ---
PLAN, FOR THE SOVEREIGN BANCORP, INC. 1996 STOCK OPTION PLAN, FOR THE
      ---                                                     ---
RATIFICATION OF INDEPENDENT AUDITORS AND AGAINST THE SHAREHOLDER PROPOSAL TO
                                         -------
CHANGE AUDITORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.


          THIS PROXY IS SOLICITED ON BEHALF TO THE BOARD OF DIRECTORS.

                    Please vote and sign on the other side.

                             *FOLD AND DETACH HERE*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS 1 THROUGH 4

                                                            Please mark
                                                            your vote as
                                                            indicated in
                                                            this example   /X/

MATTER NO. 1
ELECTION OF CLASS III DIRECTORS
  FOR all nominees             WITHHOLD               G. Arthur Weaver; Richard E. Mohn; Jay S. Sidhu
 listed to the right           AUTHORITY
(except as marked to     to vote for all nominees
    the contrary            listed to the right       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        / /                         / /               NOMINEE STRIKE A LINE THROUGH THE NAME IN THE LIST ABOVE.)


MATTER NO. 2
SOVEREIGN BANCORP, INC.
NON-EMPLOYEE DIRECTOR
COMPENSATION PLAN

FOR    AGAINST  ABSTAIN
/ /      / /      / /



MATTER NO. 3
SOVEREIGN BANCORP, INC. 1995
STOCK OPTION PLAN

FOR    AGAINST  ABSTAIN
/ /      / /      / /


MATTER NO. 4
RATIFICATION OF INDEPENDENT
AUDITORS

FOR    AGAINST  ABSTAIN
/ /      / /      / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE FOLLOWING
----------------------------------------------------------------
MATTER NO. 5
SHAREHOLDER PROPOSAL TO CHANGE AUDITORS

                  FOR    AGAINST  ABSTAIN
                  / /      / /      / /




Please check this box if
you plan to attend the
1996 Annual Meeting.            / /








The undersigned hereby acknowledges receipt of the Proxy Statement dated March 15, 1996 and hereby revokes any proxy or proxies heretofore given to vote share at said meeting or any adjournment thereof.

Dated: ____________________________________________________________1995

_______________________________________________________________________
                                 Signature

_______________________________________________________________________
   Signature if held jointly. Please sign exactly as name appears hereon.



  (PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE)

                             *FOLD AND DETACH HERE*